As filed with the Securities and Exchange Commission on May 10, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IRIS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2579751
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9158 Eton Avenue Chatsworth, CA	91311
(Address of Principal Executive Offices)	(Zip Code)

IRIS International, Inc. 2012 Omnibus Incentive Plan

(Full Title of the Plans)

Cesar M. Garcia, Chief Executive Officer

IRIS INTERNATIONAL, INC.

9158 Eton Avenue

Chatsworth, CA 91311

(Name and Address of Agent for Service)

(818) 709-1244

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, CA 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller” reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	1,750,000	$ 11.86	$20,755,000	$2,378.53

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $11.86, the average of the high and low reported sales prices of the Registrant’s common stock on the NASDAQ Global Market on May 7, 2012.

Explanatory Note

This registration statement on Form S-8 of IRIS International, Inc. has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, with respect to 1,750,000 shares of our common stock, par value $0.01 per share issuable to participants in the IRIS International, Inc. 2012 Omnibus Incentive Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report referred to in (1) above;

(3)	The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s amendment no. 1 to shelf registration statement on Form S-3/A, as filed with the Commission on November 23, 2010 (Registration No. 333-170524).

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”). The Registrant’s file number with the Commission is No. 001-11181.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s Certificate of Incorporation, Bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Article VIII of the Registrant’s Certificate of Incorporation, as amended, provides:

“The corporation shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law indemnify all persons whom it may indemnify pursuant thereto.”

The Registrant’s Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the Bylaws.

In addition to the indemnification required in the Registrant’s Certificate of Incorporation and Bylaws, the Registrant has entered into indemnity agreements with each of its current officers and directors. These agreements provide for the indemnification of the Registrant’s directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were the Registrant’s agents. The Registrant believes these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against any of them and expense incurred by any of them in any capacity, subject to certain exclusions.

Item 7.	Exemption from Registration.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit		Filing Date	Filed Herewith

3.1(a)	Certificate of Incorporation, filed June 9, 1987	8-K	001-11181	3.1	(a)	September 29, 2010	—

3.1(b)	Certificate of Amendment of Certificate of Incorporation, filed July 9, 1993	8-K	001-11181	3.1	(b)	September 29, 2010	—

3.1(c)	Certificate of Amendment of Certificate of Incorporation, filed June 6, 2001	8-K	001-11181	3.1	(c)	September 29, 2010	—

3.1(d)	Certificate of Ownership and Merger, filed November 26, 2003	8-K	001-11181	3.1	(d)	September 29, 2010	—

3.1(e)	Certificate of Correction of Certificate of Ownership and Merger, filed December 11, 2003	8-K	001-11181	3.1	(e)	September 29, 2010	—

3.2	Amended and Restated Bylaws	8-K	001-11181	3.1		December 1, 2011	—

5.1	Opinion of Stubbs Alderton & Markiles, LLP						*

10.1	IRIS International, Inc. 2012 Omnibus Incentive Plan	8-K	001-11181	10.1		May 1, 2012	—

23.1	Consent of BDO USA, LLP						*

23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)						*

24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement)						*

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California on May 10, 2012.

IRIS INTERNATIONAL, INC.
(Registrant)

By:	/s/ Cesar M. Garcia
Cesar M. Garcia
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Cesar M. Garcia and Amin I. Khalifa, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Cesar M. Garcia Cesar M. Garcia	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 10, 2012

/s/ Amin I. Khalifa Amin I. Khalifa	Corporate Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2012

/s/ Steven M. Besbeck Steven M. Besbeck	Director	May 10, 2012

/s/ David T. Della Penta David T. Della Penta	Director	May 10, 2012

/s/ Beth Y. Karlan Beth Y. Karlan	Director	May 10, 2012

/s/ Rick Timmins Rick Timmins	Director	May 10, 2012

/s/ Edward F. Voboril Edward F. Voboril	Director	May 10, 2012

/s/ Stephen E. Wasserman Stephen E. Wasserman	Director	May 10, 2012

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement:

Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

3.1(a)	Certificate of Incorporation, filed June 9, 1987	8-K	001-11181	3.1(a)	September 29, 2010	—

3.1(b)	Certificate of Amendment of Certificate of Incorporation, filed July 9, 1993	8-K	001-11181	3.1(b)	September 29, 2010	—

3.1(c)	Certificate of Amendment of Certificate of Incorporation, filed June 6, 2001	8-K	001-11181	3.1(c)	September 29, 2010	—

3.1(d)	Certificate of Ownership and Merger, filed November 26, 2003	8-K	001-11181	3.1(d)	September 29, 2010	—

3.1(e)	Certificate of Correction of Certificate of Ownership and Merger, filed December 11, 2003	8-K	001-11181	3.1(e)	September 29, 2010	—

3.2	Amended and Restated Bylaws	8-K	001-11181	3.1	December 1, 2011	—

5.1	Opinion of Stubbs Alderton & Markiles, LLP					*

10.1	IRIS International, Inc. 2012 Omnibus Incentive Plan	8-K	001-11181	10.1	May 1, 2012	—

23.1	Consent of BDO USA, LLP					*

23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					*

24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement)					*

Exhibit Index